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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wright Medical Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-75176, 333-90024, 333-108638, 333-115541, and 333-125231) on Form S-8
of Wright Medical Group, Inc. of our reports dated February 27, 2006, with respect to the consolidated balance sheets of Wright Medical Group, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Wright Medical Group, Inc.

                                                               (signed) KPMG LLP

Memphis, Tennessee

February 27, 2006